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                                                                      Exhibit 5

                                                               1650 Arch Street
                                                                     22nd Floor
                                                    Philadelphia, PA 19103-2097

                     Wolf, Block, Schorr and Solis-Cohen LLP

                                                                T: 215 977 2000
                                                                F: 215 977 2334
                                                              www.wolfblock.com

                                October 25, 1999


Advanta Corp.
Welsh & McKean Roads
Spring House, Pennsylvania 19477

         RE:      Advanta Corp.
                  Registration Statement on Form S-8

Gentlemen:

         As counsel to Advanta Corp., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 250,000 shares of the Company's Class B Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Company's Advanta Management Incentive Plan 2000 (the "Plan").

         In this connection, we have examined the Company's Certificate of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuances of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued, sold and paid for pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.
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         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                           Very truly yours,


                                     /s/ Wolf, Block, Schorr and Solis-Cohen LLP
                                     -------------------------------------------
                                     WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP